[CABLETRON LOGO APPEARS HERE]


                                35 Industrial Way
                         Rochester, New Hampshire 03867

                                  June 5, 1998

Dear Stockholder:

         You are cordially invited to attend our 1998 Annual Meeting of Stockholders to be held on July 9, 1998 at the Frank Jones Center, 400 Route One By-Pass, Portsmouth, New Hampshire, 03801 (see directions on last page).

At this  meeting  you are being asked to (i) elect two Class III  directors  and
(ii) approve the Company's 1998 Equity Incentive Plan.

         Your Board of Directors recommends that you vote in favor of each of the proposals. You should read with care the proxy statement which describes the nominees and presents other important information about the proposals. Please complete, sign and return your proxy promptly in the enclosed envelope.

         We hope that you will join us on July 9, 1998.

                                   Sincerely,



                                 Craig R. Benson
                                 Chairman of the Board, President,
                                 Chief Executive Officer and Treasurer

                          [CABLETRON LOGO APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1998

         Notice is hereby given that the Annual Meeting of Stockholders of Cabletron Systems, Inc. (the "Company") will be held at the Frank Jones Center, 400 Route One By-Pass, Portsmouth, New Hampshire 03801, on July 9, 1998 at 10:00 a.m., Eastern Time, for the following purposes:

         1. To elect two Class III directors to serve until the 2001 Annual Meeting of Stockholders.

         2. To approve the adoption of the Company's 1998 Equity Incentive Plan.

         3. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

         Only stockholders of record at the close of business on May 11, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any and all adjourned sessions thereof.

                       By order of the Board of Directors,
                          MICHAEL D. MYEROW, Secretary

Rochester, New Hampshire
June 5, 1998

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                             CABLETRON SYSTEMS, INC.
                                35 INDUSTRIAL WAY
                         ROCHESTER, NEW HAMPSHIRE 03867

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 9, 1998

                                 PROXY STATEMENT

         The enclosed form of proxy is solicited on behalf of the Board of Directors of Cabletron Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Frank Jones Center, 400 Route One By-Pass, Portsmouth, New Hampshire 03801, on July 9, 1998, at 10:00 a.m., and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting. In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below.

         The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with stockholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

         The holders of record of shares of Common Stock, $.01 par value (the "Common Stock"), of the Company at the close of business on May 11, 1998 are entitled to receive notice of and to vote at the Meeting. As of that date the Company had issued and outstanding 164,414,776 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

         It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about June 5, 1998.

         The Company's Annual Report to Stockholders, including consolidated financial statements for the year ended February 28, 1998, is being mailed to the Company's stockholders with this Proxy Statement.

   1.  ELECTION OF CLASS III DIRECTORS

         The Board of Directors has voted to fix the number of directors at five. The Company's Restated Certificate of Incorporation, as amended, and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class III directors for a term of three years expiring at the 2001 Annual Meeting of Stockholders and until their successor is duly elected and qualified. If either of the nominees shall be unavailable as a candidate at the Annual Meeting, votes pursuant to the proxy will be voted either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at three or four, depending on the number of nominees named herein who are then able to serve. The Board of Directors does not anticipate that any nominee will become unavailable as a candidate. The nominees as Class III directors, and the incumbent Class I and Class II directors are as follows:

                         Nominees as Class III Directors
                                Terms Expire 1998

         Craig R. Benson, 43
         Director since 1984

         Mr. Benson was Director of Operations of the Company from November 1984 until April 1989, when he became Chairman, Chief Operating Officer and Treasurer. In September 1997, Mr. Benson resigned as Chief Operating Officer. In May 1998, Mr. Benson was appointed President and Chief Executive Officer. Mr. Benson is currently Chairman, President, Chief Executive Officer and Treasurer of the Company.

         Paul R. Duncan, 57
         Director since 1989
         Member of the Incentive Compensation Committee and Audit Committee

         Mr. Duncan has been Executive Vice President Reebok International Ltd., a manufacturer of athletic footwear and apparel, since 1990, with responsibility for special projects since November 1996 . Prior to that time, Mr. Duncan had served as Chief Operating Officer of Reebok from June 1995 to October 1995, Chief Financial Officer from May 1985 to June 1995 and a director of Reebok since February 1989.





                                Class I Director
                                Term Expires 1999

         Michael D. Myerow, 59
         Director since 1989
         Member of the Incentive Compensation Committee

         Mr. Myerow has been a partner in the Franklin, Massachusetts law firm of Myerow & Poirier since June 1987. He joined the firm in June 1986. From September 1979 to March 1986, Mr. Myerow was General Counsel of Exeter Equities, Inc., a consulting firm.

                               Class II Directors
                                Terms Expire 2000

         Donald B. Reed, 53
         Director since 1997

         Mr. Reed was appointed to the Board of Directors in September 1997 to fill the vacancy left by the resignation of S. Robert Levine. Mr. Reed was formerly the President and Chief Executive Officer of the Company until his resignation on March 30, 1998. Prior to joining the Company, Mr. Reed was employed by NYNEX, most recently as President and Group Executive, directing NYNEX'S regional, national and international government affairs, public policy and initiatives, legal matters and public relations. Prior to 1993, Mr. Reed served as President of NYNEX in New England. Mr. Reed has indicated to the Company that he intends to resign as a director in the near future in connection with his acceptance of a new position of employment. The Board of Directors has made no decision on a replacement for Mr. Reed in that event.


         Donald F. McGuinness, 65
         Director since 1989
         Member of the Incentive Compensation Committee and Audit Committee

         Since November 1987, Mr. McGuinness has been Chairman, President and Chief Executive Officer of Electronic Designs, Inc., a semiconductor memory company. From December 1983 until January 1987, Mr. McGuinness was Executive Vice President and Chief Operating Officer of Sprague Electric Company, an electronic components manufacturer.

Beneficial Ownership

         The following table sets forth the amount of Common Stock of the Company beneficially owned (as determined under the rules of the SEC), directly or indirectly, as of May 11, 1998, by (i) each current director of the Company and each nominee director, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and officers of the Company as a group and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock of the Company and the percentage of the Common Stock outstanding represented by each such amount. Unless otherwise noted, the address of each person listed below is c/o Cabletron Systems, Inc., 35 Industrial Way, Rochester, New Hampshire 03867.

                                                                SHARES OF COMMON
                                                               STOCK BENEFICIALLY     PERCENT OF
         NAME                                                         OWNED          COMMON STOCK

         Craig R. Benson +...................................  19,263,408 (3)            11.7%
         Paul R. Duncan+.....................................      78,334 (5)              *
         Allen J. Finch......................................              --              --
         David J. Kirkpatrick................................      14,975 (5)              *
         S. Robert Levine (1)................................   9,091,861 (2)             5.5%
         Donald F. McGuinness+...............................      91,200 (5)              *
         Michael D. Myerow+..................................  293,650 (5)(6)              *
         Christopher J. Oliver...............................       1,803,424             1.0%
         Linda H. Pepin......................................      10,439 (5)              *
         Donald B. Reed +....................................     800,000 (4)              *
         All directors and officers as group
              (12 persons)...................................      22,355,430            13.6%


         *     Less than 1%
         +     Director of the Company
         (1)   Mr. Levine's  address is c/o Armstrong  Investments  Corporation,
               Pease International Tradeport, 44 Durham Street,  Portsmouth,  NH
               03801.
         (2)   Includes (i) 363,100 shares held in the Levine Family  Charitable
               Trust and (ii) 1,012,500 shares as to which Mr. Levine has voting control only.
         (3)   Includes 1,400 shares held in the Benson Family Charitable Trust.
         (4)   Represents options to purchase 800,000 shares of Company Common
               Stock, all of which are currently exercisable.
         (5)   Includes  options held by Ms. Pepin  exercisable  with respect to
               10,000  shares and options  held by Messrs.  Duncan,  McGuinness,
               Myerow  and  Kirkpatrick  exercisable  with  respect  to  75,000,
               91,000,  60,000  and  14,000  shares,  respectively,   which  are
               exercisable within sixty days of May 11, 1998.
         (6)   Includes  a total of  225,000  shares  held in two trusts for the
               benefit  of  the   children   of  Messrs.   Benson  and   Levine,
               respectively.  Mr.  Myerow  is the sole  trustee  of each  trust.
               Excludes 2,050 shares held by Mr. Myerow's spouse and 6,600 shares held by Mr. Myerow's spouse as custodian for their children, as to which shares Mr. Myerow disclaims beneficial ownership.

Board of Directors and Committee Organization

         During the Company's fiscal year ended February 28, 1998, the Board of Directors of the Company held a total of fourteen meetings and acted by unanimous written consent on two occasions. The Company has a standing Audit Committee and a standing Incentive Compensation Committee. No director attended fewer than 75% of the Board of Directors meetings or meetings of committees of the board on which he served.

         The Audit Committee, which held one meeting during fiscal 1998, reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. In addition, the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Duncan and McGuinness, neither of whom is an executive officer or employee of the Company, currently serve on the Audit Committee.

         The Incentive Compensation Committee of the Board of Directors acted pursuant to written consent on 74 occasions and held four committee meetings during the fiscal year ended February 28, 1998. In general, the function of the Incentive Compensation Committee is to review the operation of the Company's 1989 Equity Incentive Plan and related programs of the Company. Messrs. Duncan, McGuinness and Myerow, none of whom is an executive officer or employee of the Company, currently serve on the Incentive Compensation Committee. In order to comply with certain provisions of the Securities Exchange Act of 1934 and the Internal Revenue Code of 1986, Mr. Myerow does not participate in the administration of the 1989 Equity Incentive Plan and related programs of the Company in connection with awards to named executive officers of the Company.

Director Compensation

         For their services to the Company, non-employee directors receive an annual retainer of $10,000, plus $750 for each Board and committee meeting attended during the year. Directors who are employed by the Company do not receive compensation for attendance at Board or committee meetings. Outside directors are reimbursed for any expenses attendant to Board membership.

         Pursuant to the Company's Directors' Option Plan, Messrs. Duncan, McGuinness and Myerow were initially granted options to purchase 100,000, 150,000 and 190,000 shares, respectively, of Common Stock upon the consummation of the Company's initial public offering in 1989. Subsequent to 1989, under this Plan each non-employee director has been automatically granted an option to purchase 25,000 additional shares of Common Stock on the day after the date of each Meeting of Stockholders of the Company and similar grants will be made to each eligible director after this year's Annual Meeting. Options under the Directors' Option Plan are granted at their fair market value on the date of grant, vest after a period of three and expire six years from the grant date.

Executive Compensation

         The following table below discloses the compensation received by the Company's Chief Executive Officer and the Company's other four most-highly compensated executive officers for the fiscal years ended February 28, 1998, February 29, 1997 and February 28, 1996.

                                             Summary Compensation Table

                                                                    Long Term
                                                Annual Compensation Compensation       All
                                                                    Shares Underlying  Other
Name and Principal Position              Year   Salary($)(Bonus ($) Options            Compensation($)
---------------------------              ----   -------   -------   -------            ---------------

S. Robert Levine (2) ................... 1998    28,000      --        --                    --
 President and ......................... 1997    51,039      --        --                    --
 Chief Executive Officer ............... 1996    52,200      --        --                    --
Donald B. Reed (3) ..................... 1998   216,346   250,000   800,000                  --
 President and
 Chief Executive Officer
Craig R. Benson (4) .................... 1998    52,000      --        --                    --
 Chairman, President, Chief ............ 1997    52,000      --        --                    --
 Executive Officer and Treasurer ....... 1996    52,000      --        --                    --
Christopher J. Oliver .................. 1998   301,443      --        --                    --
 Director of Engineering and ........... 1997   275,000      --        --                    --
 Manufacturing ......................... 1996   275,000      --        --                    --
David J. Kirkpatrick ................... 1998   240,317   165,000    75,000                  --
 Director of Finance and ............... 1997   213,421    80,000    30,000                  --
 Chief Financial Officer ............... 1996   174,952    65,000    20,000                  --
Allen J. Finch (5) ..................... 1998   119,971      --      92,500                65,604(6)
 Senior Vice President, ................ 1997       N/A       N/A       N/A                  N/A
Worldwide Marketing and ................ 1996       N/A       N/A       N/A                  N/A
 Corporate Strategy
Linda Pepin (7) ........................ 1998   117,500    20,000    15,000                  --
 Senior Vice President, ................ 1997       N/A       N/A       N/A                  N/A
 Human Resources ....................... 1996       N/A       N/A       N/A                  N/A


(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred by certain executive officers at their election pursuant to the Cabletron Systems, Inc. 401(k) Saving and Investment Plan.
(2) Mr. Levine resigned as President and Chief Executive Officer on September 1, 1997.
(3) Mr. Reed served as President and Chief Executive Officer of the Company from September 1, 1997 to March 30, 1998. (4) Mr. Benson was appointed President and Chief Executive Officer on March 30, 1998. (5) Mr. Finch was appointed Senior Vice President of Strategy, Business Development and Communication on December 1997 and on March 30, 1998 he was appointed Senior Vice President of Worldwide Marketing and Corporate Strategy. (6) Mr. Finch's other compensation refers to relocations expenses incurred in 1997. (7) Ms. Pepin was appointed Senior Vice President of Human Resources on December 19, 1997.




                                                    OPTION TABLES

       The following table below sets forth, for applicable executive officers in the Summary Compensation Table, information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                              Option Grants in the Fiscal Year Ended February 28, 1998

                                                                                       Potential Realizable
                         Number           % of                                        Value at Assumed Annual
                        of Shares     Total Options                                       Rates of Stock
                       Underlying      Granted to                                       Price Appreciation
                        Options       Employees in       Per Share    Expiration        For Option Term (1)
Name                   Granted (#)     Fiscal Year     Price ($/sh)      Date        5 % ($)         10 % ($)
----                   -----------     -----------     ------------      ----        -------         --------

John d'Auguste          150,000(2)         3%           $18.875        12/18/07   $1,308,887      $3,316,976
Allen J. Finch           12,500(3)         *            14.6875        06/22/07      115,461         292,601
Allen J. Finch            5,000(4)         *            14.6875        10/26/07       46,184         117,040
Allen J. Finch           75,000(5)         1              14.00        01/17/08      660,339       1,673,430
Guilio M. Gianturco      60,000(6)         1            15.8125        02/10/08      596,664       1,512,063
David J. Kirkpatrick     40,000(7)         1              26.75        10/26/07      672,917       1,705,304
David J. Kirkpatrick     35,000(8)         1            13.4375        01/07/08      295,777         749,557
Linda H. Pepin           15,000(9)         *            14.6875        10/26/07      138,553         351,121
Donald B. Reed          600,000(10)       12              26.75        09/01/97   10,093,759      25,579,566
Donald B. Reed          200,000(11)        4             13.625        02/22/08    1,713,738       4,342.948



*   Less than 1%.
(1)    These  potential   realizable  values  are  based  on  assumed  rates  of
       appreciation required by applicable regulations of the Securities and Exchange Commission. The potential realizable values stated are not discounted to present value.
(2) The option is exercisable in equal annual increments of 50,000 shares over the next three years.
(3) The option is exercisable in equal annual increments of 2,500 shares over the next five years.
(4) The option is exercisable in equal annual increments of 1,000 shares over the next five years.
(5) The option is exercisable in equal annual increments of 15,000 shares over the next five years.
(6) The option is exercisable in equal annual increments of 12,000 shares over the next five years.
(7) The option is exercisable in equal annual increments of 8,000 shares over the next five years.
(8) The option is exercisable in equal annual increments of 7,000 shares over the next five years.
(9) The option is exercisable in equal annual increments of 3,000 shares over the next five years.
(10)   The option is fully exercisable per severance agreement.
(11)   The option is fully exercisable per severance agreement.


       The following table below depicts option exercise activity in the last fiscal year and fiscal year-end option values with respect to applicable executive officers named in the Summary Compensation Table. The fair market value of the Company's Common Stock on the New York Stock Exchange at February 28, 1998 was $15.50 per share.





                                 Aggregate Option Exercises in the Fiscal Year Ended
                                February 28, 1998 and February 28, 1998 Option Values

                                                                   Number of
                                                                   Shares              Value of
                                                                   Underlying          Unexercised
                                                                   Options             In-the-money
                           Shares                                  at 2/28/98          at 2/28/98
                           Acquired            Value               Exercisable/        Exercisable/
Name                       on Exercise (#)     Realized ($)        Unexercisable       Unexercisable
----                       ---------------     ------------        -------------       -------------

David J. Kirkpatrick         14,000            223,211            14,000/118,000           0/72,188
Linda H. Pepin                3,600             88,300             10/000/50,500           0/41,031


                            Ten Year Option Repricing

On October 27, 1997, stock options for Mr. Reed were repriced and the vesting period remained the same. At December 1997, employees (excluding Messrs. Reed and Kirkpatrick) holding outstanding stock options with an exercise price exceeding $14.6875 per share were given the right to have their stock options canceled and reissued with an exercise price of $14.6875 per share. The repriced options will vest over a period of one to five years from December 4, 1997. Repricing of stock options held by named executive officers are as follows:

                                        Number of
                                       Securities                                                 Length of Original
                                       Underlying        Market Price       Exercise        New       Option Term
                                      Options/SARs     Time of Reporting  Price at Time   Exercise   Remaining At
                                       Repriced or       or Amendment     of Repricing     Price        Date of
     Name                Date          Amended (#)            ($)               ($)         ($)       Amendment
     ----                ----          -----------   ------------------- ---------------  -------- -----------------

Donald B. Reed         10/27/97          600,000           $26.75           $33.50         $26.75        10 years
Allen J. Finch         12/04/97           12,500            14.6875          30.75          14.6875      10 years
Allen J. Finch         12/04/97            5,000            14.6875          26.75          14.6875      10 years
Linda H. Pepin         12/04/97           14,500            14.6875          21.475         14.6875       6 years
Linda H. Pepin         12/04/97            5,000            14.6875          23.563         14.6875       7 years
Linda H. Pepin         12/04/97            6,000            14.6875          30.375         14.6875       8 years
Linda H. Pepin         12/04/97           10,000            14.6875          30.375         14.6875       9 years
Linda H. Pepin         12/04/97           15,000            14.6875          26.75          14.6875      10 years

Report of the Board of Directors on Executive Compensation

         The Company's executive compensation program is administered by the Board of Directors. The Board's Incentive Compensation Committee, comprised of the Company's three outside directors, Messrs. Duncan, McGuinness and Myerow, determines the recipients and terms of all grants of stock-based incentive awards under the Company's 1989 Equity Incentive Plan except for grants of stock-based incentive awards to named executive officers, in which case only Messrs. Duncan and McGuinness participate in determining the recipients and terms of such grants.

         The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing computer networking industry. This report is submitted by the Board of Directors and addresses the Company's compensation policies for fiscal 1998 as they affected the Company's executive officers.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the deductible portion a public company may claim in any taxable year for compensation to the chief executive officer and the four other most highly compensated executive officers unless certain conditions related to such compensation are satisfied. Executive officer compensation in fiscal 1998 was not impacted by section 162 (m) because compensation levels were below the threshold established by that statute, and the Board does not expect 162(m) to impact executive compensation in the foreseeable future.

Compensation and Separation Payments for Donald B. Reed, Former President and Chief Executive Officer

         On September 1, 1997, the Company retained the services of Donald B. Reed as President, Chief Executive Officer and a Director of the Company and entered into a three year employment agreement with him. The terms of the Company's employment agreement with Mr. Reed were negotiated extensively by the Board and were structured to attract Mr. Reed to accept the challenges presented by the Company's businesses and to reward him for improving the financial performance of the Company and increasing value to stockholders. In negotiating and reviewing Mr. Reed's proposed employment agreement, the Board considered compensation levels for chief executive officers of companies of similar size and industry as the Company. Mr. Reed's annual base salary of $450,000 per annum was based, in part, on (i) competitive base salaries and (ii) Mr. Reed's previous compensation at NYNEX. Mr. Reed also received a signing bonus of $250,000. The major provisions of his agreement are summarized in "Employment Agreements and Severance Arrangements" section.

         Mr. Reed's long-term incentive compensation consisted of an option to purchase 600,000 shares of the Company's Stock granted pursuant to his employment agreement under the Company's 1989 Equity Incentive Plan. The option was to become exercisable with respect to 150,000 shares during the first three years of Mr. Reed's employment and with respect to 75,000 shares in the fourth and fifth years of Mr. Reed's employment. The option was granted at fair market value and then repriced in October 1997.
The option became fully vested in connection with Mr. Reed's resignation and severance.

         Mr. Reed resigned as President and Chief Executive Officer of the Company on March 30, 1998. Mr. Reed has remained as a Director. For his seven months of service, Mr. Reed was compensated at a base salary rate of $450,000 per annum, as provided in his employment agreement. Additional compensation to which Mr. Reed was entitled during his employment is described under "Employment Agreements and Severance Arrangements."

         In January 1998, Mr. Reed was granted a discretionary cash bonus of $250,000 and options to purchase 200,000 shares of the Company's Stock in respect of his performance during his first five months as President and Chief Executive Officer. The options were granted at fair market value and provided for vesting in equal annual installments over five years. In granting Mr. Reed this bonus, the Board considered the restructuring, acquisitions and other initiatives Mr. Reed had pursued since he joined the Company.

         At the time of his resignation, in accordance with his employment agreement, Mr. Reed received a lump-sum cash payment of $1,125,000, which equaled the amount of Mr. Reed's base salary due for the remainder of his employment term. In addition, as part of his severance package, the vesting schedule of Mr. Reed's stock options was accelerated and all such options became immediately exercisable in full. In connection with Mr. Reed's resignation, the Company has agreed to retain Mr. Reed as a consultant to the Chief Executive Officer for a period of six months and to pay Mr. Reed a retainer of $8,334 per month.

Compensation for Messrs. Levine and Benson

         In determining the Company's executive compensation program the Board has generally drawn a distinction between Mr. Levine, the Company's former President and Chief Executive Officer, and Mr. Benson, the Company's Chairman and current President and Chief Executive Officer, on the one hand, and the Company's other executive officers on the other.

         Mr. Levine founded the Company in 1983 and had been President and Chief Executive Officer of the Company from 1983 until his retirement in September of 1997. In September 1997, the Company hired Mr. Reed to fill the vacancy created by Mr. Levine's retirement and Mr. Benson resigned as Chief Operating Officer.

         From September 1997 until March 1998, Mr. Benson remained with the Company as Chairman of the Board and Treasurer. In connection with Mr. Reed's resignation on March 30, 1998, Mr. Benson agreed to assume the position of President and Chief Executive Officer of the Company. Prior to his becoming President and Chief Executive Officer, Mr. Benson was Director of Operations of the Company from November 1984 until April 1989 and Chairman, Chief Operating Officer (until September 1997) and Treasurer thereafter. Mr. Levine did not receive any severance compensation or benefits in connection with his retirement.

         Mr. Levine and Mr. Benson together currently own 17.2% of the Company's outstanding Common Stock. As the Company's principal stockholders, Messrs. Levine and Benson have participated very directly in the increase in value of the Company's Common Stock since its initial public offering. Accordingly, in the past, the Board of Directors has determined that their cash compensation may remain low, both absolutely and in relation to their contributions to the Company's growth. Therefore, Messrs. Levine's and Benson's salaries have not increased since the Company's initial public offering. Mr. Benson's relatively low salary is not, and Mr. Levine's was not, determined by comparison to other companies in the industry or to the Company's corporate performance. Rather, the Board of Directors has determined that it is in the best interest of the Company that Messrs. Levine's and Benson's primary form of compensation for their leadership of the Company should be derived from sales and increases in value of their Common Stock.

         The Board of Directors believes the leadership of Mr. Benson has been crucial to the Company's outstanding growth record. The Company's overall compensation program for Mr. Benson may change in the future as his respective stockholdings decrease to levels at which the value of his existing holdings does not adequately compensate him for his new role with the Company. In particular, cash compensation levels for Mr. Benson may, in the future, be based much more directly upon corporate performance, individual contribution and compensation levels for competitive positions in the industry, as is the case for the Company's other executive officers. In addition, the Incentive Compensation Committee may determine that it is in the best interests of the Company and its stockholders to include Mr. Benson in the Company's stock-based incentive program.

Compensation for Executive Officers other than Messrs. Levine and Benson

         The compensation program for the Company's executive officers other than Messrs. Levine and Benson is based on the philosophy that cash compensation should vary with the performance of the Company and any long-term incentive should closely align the officers' interests with the interests of the Company's stockholders. Additionally, the Company is committed to providing an executive compensation program that attracts and retains highly qualified executives.

         Compensation for the executive officers other than Messrs. Levine and Benson consists of base salary, an incentive cash bonus segment and a stock-based incentive bonus segment. In setting base salary levels, the Board of Directors reviews compensation for competitive positions in the industry and the historical compensation levels of the executives. Increases in annual salaries year-to-year are based upon corporate performance and merit ratings measured by actual individual performance (against targeted performance) and various subjective performance criteria. The Board does not formally weigh these factors. Incentive cash bonuses are based on the Company's meeting or exceeding certain specified financial targets which may include revenue and income growth, cost cutting measures, inventory measures or similar types of targets. In fiscal 1998, the Company exceeded its targets and thus Mr. Kirkpatrick was awarded a bonus of $165,000, paid in quarterly installments, and Ms. Pepin was awarded a bonus of $20,000, paid in quarterly installments.

         The Company seeks to provide long-term compensation through its stock-based incentive compensation program. Stock options are granted to aid in the retention of key employees, including eligible named executives, and to align the interests of key employees with those of stockholders. Stock options are granted at a price equal to the fair market value on the date of grant. Stock options typically are granted on an annual basis and become exercisable over a five-year period. They are granted to key employees, including the named executive officers, based on current performance, anticipated future contribution based on that performance, ability to contribute to the achievement of the Company's strategic goals and objectives, taking into account awards generally made to persons in competitive positions in the industry, as well as the individual's current level of Company stock holding. In fiscal 1998, stock options for key employees, including eligible named executive officers, were granted upon recommendation of the management and approval of the Incentive Compensation Committee.

         Consistent with the parameters of the Company's stock-based incentive compensation program, Mr. Oliver, in light of his significant stockholdings in the Company and the resulting alignment of his interests with those of the Company's stockholders, has not been awarded options or other stock-based incentives. Messrs. Kirkpatrick, d'Auguste, Finch, and Gianturco and Ms. Pepin in contrast, have been awarded significant stock-based incentives. Details on stock options granted to the named executive officers are provided in the table entitled "Option Grants in the Fiscal Year Ended February 28, 1998." Current levels of stock ownership are provided in the table entitled "Beneficial Ownership."

         The Company maintains a broad-based, qualified employee stock purchase plan to encourage employee ownership of Cabletron stock. Participation in the Plan is generally open to all employees after six months of continuous employment. This plan allows participants to buy Cabletron stock at a discount to the market price with up to 10% of their salaries, subject to a maximum dollar value.

Compensation Committee Interlocks and Insider Participation

         During fiscal 1998, the law firm of Myerow & Poirier, of which Mr. Myerow is a partner, from time to time provided legal services to the Company, for which the Company paid such firm a total of approximately $244,621. The Company expects to continue to retain the services of this firm from time to time during fiscal 1999.

         With respect to the above matters, the Board of Directors, including members of its Incentive Compensation Committee in such capacity, submits this report.

                                                     BOARD OF DIRECTORS
                                                     Craig R Benson
                                                     Donald B. Reed
                                                     Michael D. Myerow*
                                                     Paul R. Duncan*
                                                     Donald F. McGuinness*
----------------------
* Member of Incentive Compensation Committee

Report of the Incentive Compensation Committee

         On October 27, 1997, the Committee unanimously consented to the repricing of the option held by Mr. Reed to purchase 600,000 shares of the Company's Stock. The purpose of granting Mr. Reed the option for a significant number of shares of Stock was to emphasize stock price appreciation as a key component of Mr. Reed's compensation. Given the decline in performance of the Company's Stock due to circumstances that were not anticipated at the time of Mr. Reed's employment, the Committee repriced Mr. Reed's option so as to reflect the nature of the compensation intended by the original grant of the option. The option was repriced at $26.75 per share, which was the then fair market value of the Company's Stock.

         In addition, given that the decline in the performance of the Company's Stock had caused a majority of the stock options issued to employees to be significantly "out of the money," the Committee and Board of Directors, at a meeting held on December 4, 1997, unanimously voted to grant employees (other than Messrs. Reed and Kirkpatrick) holding options with an exercise price above $14.6875 per share the right to have their options canceled and reissued with a new exercise price of $14.6875 per share. In taking this action, the Committee and the Board of Directors considered numerous factors including the fact that Stock options are viewed by management and employees as a significant part of their compensation packages, the potential impact on the retention of certain employees, possible dilution of the Company's Stock and the desire to improve the general morale of the Company's workforce.

                        INCENTIVE COMPENSATION COMMITTEE
                                                     Paul R. Duncan
                                                     Donald F. McGuinness
                                                     Michael D. Myerow


Employment Agreements and Severance Arrangements

         The Company does not regularly enter into written employment agreements with its executive officers. However, in connection with the recruitment of Mr. Reed for the position of President and Chief Executive Officer, the Company entered into an employment agreement effective as of September 1, 1997. Under the terms of the employment agreement, Mr. Reed was entitled to a base salary of $450,000 per annum, subject to increase by the Board. Mr. Reed also received a signing bonus of $250,000.

         Under the agreement, Mr. Reed was entitled to quarterly cash bonuses based upon growth in the Company's earnings per share. In addition, Mr. Reed received an option to purchase 600,000 shares of the Company's Stock, which was granted under the Company's 1989 Equity Incentive Plan. The option was scheduled to become exercisable with respect to 150,000 shares on each of the first, second and third anniversaries of Mr. Reed's employment and with respect to 75,000 shares on each of the fourth and fifth anniversaries of Mr. Reed's employment.

         The employment agreement also provided that the Company would reimburse Mr. Reed for reasonable relocation expenses and up to $25,000 for temporary living expenses in New Hampshire. Under the agreement, Mr. Reed was also entitled to participate in all other employee benefit plans of the Company that cover executives generally and for reimbursement of expenses incurred in the performance of his duties and responsibilities.

         Mr. Reed's employment agreement provided for an initial term of three years, and for continuation for successive one year periods thereafter, unless terminated. In the event that Mr. Reed's employment was terminated without cause, Mr. Reed would be entitled to (i) a lump-sum payment equal to the greater of the amount of his base salary for the remainder of the term of employment and $450,000, (ii) continuation of other compensation benefit for the remainder of the term of employment and (iii) all other earned but unpaid compensation. In addition, any stock options held by Mr. Reed would become immediately exercisable in full.

         Upon Mr. Reed's resignation on March 30, 1998, Mr. Reed's employment agreement was terminated and the Company has no continuing obligations under the employment agreement.

         The Company also entered into an employment agreement with Mr. Gianturco, President of the Digital Network Products Group, on January 5, 1998. Pursuant to the employment agreement, Mr. Gianturco (i) will receive an initial annual base salary of $250,000 (subject to increase upon review), (ii) is eligible to receive an annual performance bonus up to a maximum of $260,000, based on the Company's assessment of his performance, (iii) received a $250,000 starting bonus (subject to full or partial repayment in the event of termination within fifteen months), (iv) was granted an option at fair market value to purchase 60,000 shares of the Company's Stock and (v) is entitled to participate in all employee benefit plans in effect for executive officers.

         In the event of Mr. Gianturco's involuntary termination other than for cause, the Company is obligated to continue to pay Mr. Gianturco's base salary then in effect for a period of twelve months, provided that the Company's obligation may be reduced if Mr. Gianturco secures new employment during such time.

         The Company has not entered into employment agreements with any other named executive officers.

                        Comparison of Stockholder Return

         The graph below compares cumulative total stockholder returns for the Company for the preceding five fiscal years with the S&P 500 Index and the S&P Communication-Equipment/Manufacturer Index. The graph assumes the investment of $100 at the commencement of the measurement period with dividends reinvested.

          Comparison of Cumulative Total Return from February 29, 1993
                            Through February 28, 1998

                 Cabletron Systems, Inc., S&P 500 Index and S&P
                   Communication-equipment/manufacturer Index


                              [GRAPH APPEARS HERE]


                            CUMULATIVE TOTAL RETURN

                                                       2/93 2/94 2/95 2/96 2/97 2/98
                                                       ---- ---- ---- ---- ---- ----

Cabletron Systems, Inc.                                 100  160  127  240  193   99
S & P 500 Index                                         100  108  116  157  198  267
S & P Communications-Equipment/Manufacturer Index       100   96  109  180  200  291

         Each of the Report of the Board of Directors on Executive Compensation and the Performance Graph set forth above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise to deemed filed under such Acts.

     2.   APPROVAL OF THE COMPANY'S 1998 EQUITY INCENTIVE PLAN


         On May 15, 1998, the Board of Directors approved, subject to stockholder approval, the 1998 Equity Incentive Plan (the "Plan"), and the issuance of approximately 7,500,000 shares of the Company's common stock (the "Stock") pursuant to awards thereunder. The Plan will replace the Company's 1989 Equity Incentive Plan which was scheduled to expire in April 1999, and pending stockholder approval of the Plan, no further awards will be granted under the 1989 Equity Incentive Plan.

         The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, through ownership of shares of Stock of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock or unrestricted stock awards, deferred stock awards, performance awards (in cash or stock), other stock-based awards, or loans or supplemental grants, or combinations thereof, all as more fully described below.

General

         Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered and awards granted by a committee of the Board consisting of at least two directors (the "Committee"). In general, at least two members of the Committee must be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If any member of the Committee is not an Outside Director, a sub-committee consisting solely of the Outside Directors will administer the Plan in connection with awards to executive officers of the Company and with respect to any award intended to be exempt under Section 162(m)(3) of the Code. Under the Plan, the Committee may waive the terms and conditions of any award. Key employees of the Company and its subsidiaries and other persons or entities, not employees of the Company and its subsidiaries, who are n a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to receive awards under the Plan. In addition, individuals who have accepted offers of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company ("New Hires") are eligible to receive awards under the Plan.

         Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other four most-highly compensated officers, unless, among other things, the compensation is performance-based. The performance-based exception applies if awards are granted under a plan the material terms of which have been approved by stockholders and if certain other requirements are satisfied. The material terms of the Plan include the eligibility provisions described above, limits on amounts that may be awarded to any participant in a specified period, and in the case of a performance-based award other than stock options and stock appreciation rights, the performance criteria to be used by the Committee in determining the performance goals required to be achieved in order for the participant to benefit under the award. The Plan limits to 2,000,000 the maximum number of shares for which stock options may be awarded to any participant in any three-year period and also limits to 2,000,000 the maximum number of shares for which stock appreciation rights may be awarded to any participant in any three-year period. The limits applicable to other performance-based awards, and the performance criteria applicable to such awards, are described below. The Company will not grant any awards under the Plan unless and until the Company's stockholders approve the Plan.

         Stock Options. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify for the performance-based compensation exception under Section 162(m) of the Code may not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Committee. Options granted under the Plan will expire and terminate not later than 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid with Stock, a promissory note, an undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or a combination of the foregoing.

         Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date at which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Committee may specify.

         Restricted and Unrestricted Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as awards of unrestricted shares of Stock. Except as otherwise determined by the Committee, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period and the satisfaction of any other conditions or restrictions established by the Committee. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Committee may specify.

         Other Stock-Based Awards. The Committee may grant other types of awards under which stock is or may in the future be acquired. Such awards may include debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee may determine.

         Performance Awards. The Plan provides that at the time any stock options, SARs, stock awards (including restricted stock, unrestricted stock or deferred stock) or other stock-based awards are granted, the Committee may impose the additional condition that performance goals must be met prior to the participant's realization of any vesting, payment or benefit under the award. In addition, the Committee may make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals. In order for a performance-based award (other than, in general, a stock option or stock appreciation right) to qualify for the performance-based compensation exception to the $1 million deduction limitation under Section 162(m) of the Code, among other things, benefits under the award must be conditioned on the attainment of preestablished performance goals or measures that are based on performance criteria approved by stockholders. Performance-based awards under the Plan that are intended to qualify for the Section 162(m) performance-based compensation exception, other than, in general, stock options and stock appreciation rights under the Plan, must be conditioned on the attainment of objectively determinable performance goals established by the Committee and based on one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructuring; financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. The performance goals established by the Committee need not involve an increase, a positive or improved result of avoidance of loss. The maximum number of shares of Stock subject to Stock-based performance awards that may be awarded to any participant under the Plan in any three-year period (other than stock options and stock appreciation rights, for which the Plan provides a separate limit) is 2,000,000 shares. In the case of cash performance awards, the maximum amount that may be paid to any participant under the Plan for any year is $1,000,000. The Company will not grant any awards under the Plan unless and until the Company's stockholders approve the Plan.

         Supplemental Loans and Grants. The Committee may authorize loans in connection with awards granted or exercised under the Plan. Each loan shall be subject to such terms and conditions and shall bear such rates of interest, if any, as the Committee shall determine.

         In connection with any award, the Committee may provide for and make a cash payment to a participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the participant's income tax liabilities arising from all payments under to the award, all based on such reasonable estimates of applicable tax rates as the Committee may determine.

         Termination. Except as otherwise determined by the Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Except as otherwise determined by the Committee, outstanding awards of Restricted Stock will be forfeited upon a participant's death, and deferred stock grants, performance awards and other stock-based awards to which a participant is not irrevocably entitled will be terminated unless otherwise provided. If (i) a participant who is an employee ceases to be an employee for any reason other than death, (ii) there is a termination (other than by reason of death or satisfactory completion of the project or service) of the consulting, service or similar relationship in respect of which a non-employee participant was granted an award under the Plan or (iii) a New Hire's offer of employment is terminated prior to such individual commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an award under the Plan then, except as the Committee otherwise determines, all options and SARs will remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock will be forfeited, and deferred stock grants, performance awards and other stock-based awards will terminate.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards. With respect to an outstanding award held by a participant who, following the transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the transaction and in lieu of the action described in the previous two sentences, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding under the Plan or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any award being replaced.

         Amendment. The Committee may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

         Dividend Equivalents. Except as specifically provided by the Plan, the receipt of an award will not give a participant rights as a stockholder. In general, the participant will obtain such rights only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the participant's awards had such Stock been outstanding.

         Tax Withholding. The Company will withhold from any cash payment made pursuant to an award an amount sufficient to satisfy all federal, state and local withholding tax requirements.

         In the case of an award pursuant to which Stock may be delivered, the Committee may require that the participant remit to the Company an amount sufficient to satisfy the withholding requirements prior to the delivery of any Stock or removal of restrictions thereon. To the extent that such withholding is required, the Committee may permit the participant to elect to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory.

         If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding, (b) to inform the Company promptly of any disposition of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

         Adjustments in the Event of Certain Transactions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the specific limits set forth in the Plan. The Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change. In the case of ISOs or awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the foregoing adjustments will be made only to the extent consistent with continued qualification of the option or other award under Section 422 of the Code or Section 162(m) of the Code, as the case may be.

New Plan Benefit

         The future benefits or amounts that would be received under the Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time.

Federal Tax Effects

         The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or foreign taxes.

         Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

         Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

         In general, an ISO that is exercised more than three months after termination of employment is treated as a non-ISO. (Special rules apply in the case of permanent disability or death.) ISOs are also treated as non-ISOs to the extent that, in the aggregate, they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

         In the event of a change in control (as defined) of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

         Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Option awards under the Plan are intended to be eligible for exemption from the
Section 162(m) deduction limit.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

         Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

         The two nominees for election as directors at the Meeting will be elected if they receive a plurality of votes properly cast. The approval of the proposal to adopt the 1998 Equity Incentive Plan requires the affirmative vote of a majority of shares of Stock present or represented by proxy and entitled to vote. The election inspectors will count the total number of votes cast "for" approval of this proposal for the purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of Directors. For purposes of the proposal to adopt the 1998 Equity Incentive Plan (i) abstentions are considered in determining the number of votes required to obtain a majority of the shares present and entitled to vote and will have the same effect as votes that are against the proposal and (ii) broker non-votes are not considered shares entitled to vote on the matter and accordingly will not affect the outcome of the vote.

                              CERTAIN TRANSACTIONS

         See the discussion under the caption "Compensation Committee Interlocks and Insider Participation" relating to Mr. Myerow.
         .
                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent auditors, as auditors for the Company for the fiscal year ending February 28, 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders submitted for consideration at the 1999 Annual Meeting of Stockholders must be received by the Company not later than March 11, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended February 28, 1998, all filing requirements were timely satisfied except that Messrs. Reed, d'Auguste, Finch and Gianturco and Ms. Pepin each filed a Form 3 late. In addition, Mr. Levine filed a Form 5, covering two transactions late; Mr. Benson filed a Form 5, covering two transactions, late; and Mr. Kirkpatrick filed a Form 5, covering one transaction late.

                                 OTHER BUSINESS

         The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

Appendix to the definitive Proxy Statement


                             CABLETRON SYSTEMS, INC.

                           1998 EQUITY INCENTIVE PLAN


1.  PURPOSE

         The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Cabletron Systems, Inc. (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other individuals or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through awards based on the Company's common stock, $.01 par value ("Stock"), and cash incentives.

         The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Other Stock-Based Awards, or loans or supplemental grants, or combinations thereof, all as more fully described below.

2.  ADMINISTRATION

         Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), at least two members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Outside Directors"). If any member of the Committee is not an Outside Director, a sub-committee (the "Sub-Committee") consisting solely of the Outside Directors shall administer the Plan in connection with Awards to "officers" of the Company within the meaning of Section 16(b) of the 1934 Act or with respect to any Award intended to be exempt under Section 162(m)(3) of the Code. Any references to the Committee in this Plan shall also mean the Sub-Committee.

         The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of any instruments to be used under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after May 14, 2008 (the 10th anniversary of day before Board approval), but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 7,500,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

         (b) Special Limitations Applicable to Certain Awards. Subject to adjustment as provided in Section 8.6(a) to the extent such adjustment is consistent with the continued satisfaction with respect to Awards of the requirements of Section 162(m)(4)(C) of the Code, the maximum number of shares of Stock for which Options and Stock Appreciation Rights may be awarded under the Plan to any participant during any three-calendar-year period is in the case of each such form of Award 2,000,000 shares. For purposes of the preceding sentence, the regrant of a canceled Option or Stock Appreciation Right, or the repricing of an Option or Stock Appreciation Right, shall be treated as a separate Award to the extent required under Section 162(m)(4)(C) of the Code. For maximum limits relating to Performance Awards, see Section 6.5 below.

         (c) Shares to be Delivered. Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.  ELIGIBILITY AND PARTICIPATION

         Each key employee of the Company or any of its subsidiaries (an "Employee") and each other individual or entity (other than employees of the Company or any of its subsidiaries, but including without limitation directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, other individual or entity receiving an Award, "a Participant"). Participants shall also include individuals who have accepted an offer of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company (a A New Hire @).

6.  TYPES OF AWARDS

         6.1.  Options

         (a) Nature of Options. An option ("Option") is an Award giving the recipient the right on exercise thereof to purchase Stock.

         Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

         (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

                  (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

                  (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

         (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

         (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which an option becomes exercisable. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and
(2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

         (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the Participant to the Company containing such terms as are specified by the Committee, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

         (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (valued at fair market value) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

         6.2.  Stock Appreciation Rights.

         (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right ("Stock Appreciation Right" or "SAR") is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

         (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

                  (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to fewer than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock
         Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option.

                  (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on an unpaid leave of absence (or other unpaid absence) from the Company shall toll the period of time over which a Stock Appreciation Right becomes exercisable. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

         6.3.  Restricted and Unrestricted Stock.

         (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

         (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, in the resolution approving the Award, or in such other manner as it deems appropriate. The stock certificate representing the Restricted Stock shall be appropriately legended to reflect the applicable restrictions.

         (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under
Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

         During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

         (d)  Removal of  Restrictions.  Except as  otherwise  provided  in this
Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become free from restrictions under the Plan upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. Except as otherwise determined by the Committee, any period during which a Participant who is an Employee is on leave of absence (or other unpaid absence) from the Company shall, to the extent the Restricted Period relates to the passage of time, toll such time period. The Committee shall have the right at any time, in its sole discretion, immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

         (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

         (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all of the Stock delivered pursuant to the Award will be Restricted Stock.

         (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

         6.4.  Deferred Stock.

         A Deferred Stock Award ("Deferred Stock Award") is an unfunded and unsecured promise by the Company to deliver shares of Stock in the future ("Deferred Stock"). Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that any or all of the Stock delivered pursuant to the Award will be Deferred Stock.

         6.5.  Performance Awards.

         The Committee may, at the time an Award described in Sections 6.1, 6.2, 6.3, 6.4 or 6.7 is granted, impose the additional condition that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. In addition, the Committee may make awards entitling the Participant to receive an amount in cash upon attainment of specified performance goals (a A Cash Incentive @). Any Award or Cash Incentive made subject to performance goals as described in the preceding two sentences shall be a "Performance Award" subject to the provisions of this Section 6.5 in addition to any other applicable provisions of the Plan or the Award. Performance Awards may consist of Cash Incentives or Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, other than Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Qualified Performance Awards") or Cash Incentives or Awards that either are not intended so to qualify or are Options or Stock Appreciation Rights intended to qualify for such exception by reason of the special rules under Section 162(m) of the Code applicable to stock options and stock appreciation rights granted at an exercise price not less than fair market value on the date of grant ("Other Performance Awards"). The Committee will determine the performance measures, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Performance Award. The performance measures to which a Performance Award is subject may be related to personal performance, corporate performance, departmental performance, or any other category of performance established by the Committee. In the case of a Qualified Performance Award, payment under the Award or of the Cash Incentive must be conditioned on the satisfaction of one or more "qualified performance measures" preestablished by the Committee in accordance with the rules under Section 162(m) of the Code and on certification (within the meaning of the rules under Section 162(m) of the Code) by the Committee that such measure or measures have been met or exceeded. For purposes of the preceding sentence, a qualified performance measure is an objectively determinable measure of performance based on any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share;
capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A qualified performance measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum number of shares of Stock subject to Performance Awards (other than Cash Incentives) awarded to any Participant in any three-calendar-year period shall be 2,000,000 shares. The maximum amount payable under Cash Incentives to any Participant for any year shall be $1,000,000.

         6.6.  Loans and Supplemental Grants.

         (a) Loans. The Company may make a loan to a Participant, either at the time of or after the grant to him or her of any Award. Such a loan may be made in connection with either the purchase of Stock under the Award or the payment of any federal income tax in respect of income recognized as a result of the Award. The Committee will have full authority to decide whether to make such a loan and to determine the amount, terms and conditions of the loan, including the interest rate (which may be zero), whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan may have a term (including extensions) exceeding ten years in duration.

         (b) Cash Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date provide for and make a cash payment to the Participant not to exceed an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the Participant will be liable with respect to the Award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after tax, discharging all the Participant's income tax liabilities arising from all payments under this
Section 6, all based on such reasonable estimates of applicable tax rates as the Committee may determine.

         6.7.  Other Stock-Based Awards.

         (a) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-Based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

         (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

         (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

         7.1.  Death.

         Except as the Committee may otherwise determine, if a Participant dies the following will apply:

         (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. All Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

         (b) All Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant in accordance with Section 6.3(c)).

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death.

         7.2.  Termination of Service (Other Than By Death).

         If (i) a Participant who is an Employee ceases to be an Employee for any reason other than death, (ii) there is a termination (other than by reason of death or satisfactory completion of the project or service as determined by the Committee) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder or (iii) a New Hires offer of employment is terminated prior to the New Hire commencing employment with the Company or the New Hire does not commence his or her employment with the Company within two months after receipt of an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Committee may otherwise determine, the following will apply:

         (a) All Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months, and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

         (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

         (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Other Stock-Based Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

         7.3.  Certain Corporate Transactions.

         Except as otherwise provided by the Committee, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results (or that is part of a series of related transactions that results) in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

         (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding
Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award or (4) remove any performance or other conditions or restrictions on any Award; or

         (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

8.  GENERAL PROVISIONS

         8.1.  Documentation of Awards.

         Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

         8.2.  Rights as a Stockholder, Dividend Equivalents.

         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

         8.3.  Conditions on Delivery of Stock.

         The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of issuance, and
(d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the
Company  may  require,   as  a  condition   to  exercise  of  the  Award,   such
representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

         8.4.  Tax Withholding.

         The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

         In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

         If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with the exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for other withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.


         8.5.  Transferability of Awards.

         Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

         8.6.  Adjustments in the Event of Certain Transactions.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

         (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

         (c) In the case of ISOs or Awards intended to qualify for the "performance-based compensation" exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option or other Award under
Section 422 of the Code or Section 162(m) of the Code, as the case may be.

         8.7.  Employment Rights, Etc.

         Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

         8.8.  Deferral of Payments.

         The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

         8.9.  Past Services as Consideration.

         Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.  EFFECT, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

         The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

                      DIRECTIONS to the FRANK JONES CENTER

INTERSTATE 95 (NORTH) take exit 5 and enter the Portsmouth traffic circle. Take the first exit off the traffic circle (Route 1 South). At the second traffic light (less than 1/2 a mile) take a left. Continue down this road to the parking area. Bear right towards the Frank Jones Center.

INTERSTATE 95 (SOUTH) take exit 5 and stay right as you come off the exit. This road will take you under Interstate 95. As you come to the Portsmouth traffic circle get into the left lane. Enter the traffic circle and take the second exit off the circle (Route 1 South). At the second traffic light (less than 1/2 a mile) take a left. Continue down this road to the parking area. Bear right towards the Frank Jones Center.

SPAULDING TURNPIKE (SOUTH). After you pass the Pease Tradeport stay in the left most lanes. As you come to the Portsmouth traffic circle get into the left lane. Enter the traffic circle and take the second exit off the circle (Route 1 South). At the second traffic light (less than 1/2 a mile) take a left. Continue down this road to the parking area. Bear right towards the Frank Jones Center.